Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2017 Third-Quarter Financial Results

Cambridge, Mass., October 25, 2017 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2017 third-quarter financial results.

Third-Quarter Financial Performance

Total revenues were $80.4 million for the third quarter of 2017, compared with $77.4 million for the third quarter of 2016. Research revenues increased 3%, and advisory services and events revenues increased 6%, compared with the third quarter of 2016.

On a GAAP basis, net income was $4.0 million, or $0.22 per diluted share, for the third quarter of 2017, compared with net income of $3.1 million, or $0.17 per diluted share, for the same period in 2016.

On a pro forma basis, net income was $5.6 million, or $0.31 per diluted share, for the third quarter of 2017, which reflects a pro forma effective tax rate of 40%. Pro forma net income excludes stock-based compensation of $2.2 million, amortization of acquisition-related intangible assets of $0.2 million, and net investment losses of $0.8 million. This compares with pro forma net income of $6.0 million, or $0.32 per diluted share, for the same period in 2016, which reflects a pro forma tax rate of 40%. Pro forma net income for the third quarter of 2016 excludes stock-based compensation of $2.0 million, amortization of acquisition-related intangible assets of $0.2 million, and net investment losses of $1.1 million.

“Forrester was at the upper end of revenue guidance while exceeding pro forma operating margin and EPS guidance for the third quarter of 2017,” said George F. Colony, Forrester’s chairman and chief executive officer. “We remain positive about our strategy and growth.”

Forrester is providing fourth-quarter 2017 financial guidance as follows:

Fourth-Quarter 2017 (GAAP):

•	Total revenues of approximately $83.0 million to $86.0 million.
•	Operating margin of approximately 6.8% to 8.8%.
•	Other income (expense), net of zero.
•	An effective tax rate of 40%.
•	Diluted earnings per share of approximately $0.20 to $0.24.

Fourth-Quarter 2017 (Pro Forma):

Pro forma financial guidance for the fourth quarter of 2017 excludes stock-based compensation expense of $2.0 million to $2.2 million, amortization of acquisition-related intangible assets of approximately $0.2 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 9.5% to 11.5%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $0.27 to $0.31.

Our full-year 2017 guidance is as follows:

Full-Year 2017 (GAAP):

•	Total revenues of approximately $330.0 million to $333.0 million.
•	Operating margin of approximately 7.7% to 8.7%.
•	Other income, net of $0.2 million.
•	An effective tax rate of 35%.
•	Diluted earnings per share of approximately $0.90 to $0.94.

Full-Year 2017 (Pro Forma):

Pro forma financial guidance for full-year 2017 excludes stock-based compensation expense of $8.4 million to $8.6 million, amortization of acquisition-related intangible assets of approximately $0.8 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 10.5% to 11.5%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $1.17 to $1.21.

Quarterly Dividend

Forrester also announced today that its board of directors has approved a quarterly cash dividend of $0.19 per share, payable December 20, 2017, to shareholders of record on December 6, 2017.

About Forrester Research

Forrester Research is one of the most influential research and advisory firms in the world. We work with business and technology leaders to develop customer-obsessed strategies that drive growth. Forrester’s unique insights are grounded in annual surveys of more than 675,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data, custom consulting, exclusive executive peer groups, and events, the Forrester experience is about a singular and powerful purpose: to challenge the thinking of our clients to help them lead change in their organizations. For more information, visit forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the fourth quarter of and full-year 2017, statements about the success of operational improvements, and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, demand for advisory and consulting services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, Forrester’s ability to develop and offer new products and services, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, Forrester’s ability to realize the anticipated benefits from recent internal reorganizations, the possibility of network disruptions and security breaches, Forrester’s ability to enforce and protect its intellectual property, and possible variations in Forrester’s quarterly operating results. Dividend declarations are at the discretion of Forrester’s board of directors, and plans for future dividends may be revised by the board at any time. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income and the table of key financial data are attached.

Contacts:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617-613-6000

mdoyle@forrester.com

Meaghan Rhyasen

Public Relations

Forrester Research, Inc.

+ 1 617-613-6070

press@forrester.com

© 2017, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Research services	$54,235	$52,727	$160,553	$160,998
Advisory services and events	26,134	24,700	86,743	81,651

Total revenues	80,369	77,427	247,296	242,649

Operating expenses:
Cost of services and fulfillment	32,508	29,889	100,814	95,429
Selling and marketing	29,225	27,751	90,355	87,490
General and administrative	10,083	10,086	30,672	30,359
Depreciation	1,607	1,941	4,775	5,982
Amortization of intangible assets	197	208	582	627
Reorganization costs	—	—	—	1,026

Total operating expenses	73,620	69,875	227,198	220,913

Income from operations	6,749	7,552	20,098	21,736

Other income, net	146	229	248	374
Losses on investments, net	(772)	(1,085)	(997)	(1,139)

Income before income taxes	6,123	6,696	19,349	20,971

Income tax provision	2,170	3,584	6,302	9,110

Net income	$3,953	$3,112	$13,047	$11,861

Diluted income per common share	$0.22	$0.17	$0.72	$0.65

Diluted weighted average shares outstanding	18,051	18,435	18,212	18,168

Basic income per common share	$0.22	$0.17	$0.73	$0.66

Basic weighted average shares outstanding	17,747	18,062	17,897	17,896

Pro forma data (1):
Income from operations	$6,749	$7,552	$20,098	$21,736
Amortization of intangible assets	197	208	582	627
Reorganization costs	—	—	—	1,026
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,088	1,077	3,387	3,141
Selling and marketing	170	272	535	695
General and administrative	920	622	2,501	1,895

Pro forma income from operations	9,124	9,731	27,103	29,120

Other income, net	146	229	248	374

Pro forma income before income taxes	9,270	9,960	27,351	29,494

Pro forma income tax provision	3,708	3,984	10,940	11,798

Pro forma net income	$5,562	$5,976	$16,411	$17,696

Pro forma diluted income per share	$0.31	$0.32	$0.90	$0.97

Pro forma diluted weighted average shares outstanding	18,051	18,435	18,212	18,168

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our pro forma presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, reorganization costs and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	September 30,	December 31,
	2017	2016
Balance sheet data:
Cash, cash equivalents and marketable investments	$133,979	$138,105
Accounts receivable, net	$39,481	$58,812
Deferred revenue	$132,929	$134,265

	Nine Months Ended
	September 30,
	2017	2016
Cash flow data:
Net cash provided by operating activities	$36,863	$38,305
Purchases of property and equipment	$(5,806)	$(3,334)
Repurchases of common stock	$(39,967)	$—
Dividends paid	$(10,205)	$(9,696)

	As of
	September 30,
	2017	2016
Metrics:
Agreement value	$237,800	$241,100
Client retention	76%	76%
Dollar retention	88%	88%
Enrichment	94%	95%
Number of clients	2,393	2,482

	As of
	September 30,
	2017	2016
Headcount:
Total headcount	1,374	1,332
Research and consulting staff	510	488
Sales force	530	514